INDEPENDENT AUDITORS' CONSENT


The Board of Directors
MATEC Corporation


We consent to the incorporation by reference in these Registrations Nos. 2-77851 and 33-77554 of MATEC Corporation on
Form S-8, as amended, of our reports dated March 1, 1996, appearing in the Annual Report on Form 10-K of MATEC Corporation for the year ended December 31, 1995.


Deloitte & Touche LLP
Boston, Massachusetts
March 25, 1996


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